UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2024

WISA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38608	30-1135279
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15268 NW Greenbrier Pkwy Beaverton, OR	97006
(Address of registrant’s principal executive office)	(Zip code)

(408) 627-4716

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WISA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2024, Gary Williams, Vice President of Finance and Chief Accounting Officer (principal financial officer and principal accounting officer) of WiSA Technologies, Inc. (the “Company”), resigned, effective November 30, 2024 (the “Separation Date”). Mr. Williams’ resignation was not because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with his resignation, on August 23, 2024, Mr. Williams and the Company entered into a Transition Agreement (the “Transition Agreement”), pursuant to which if he remains employed by the Company until and through the Separation Date and adequately fulfills his duties and responsibilities to the Company, including providing training, information transfer and/or any other assistance reasonably requested by or on behalf of any person(s) hired and/or designated by the Company to assume any or all of his duties and responsibilities, Mr. Williams is entitled to receive the following compensation and benefits: (a) a one-time bonus in the gross amount of $151,925, to be paid on the Separation Date, less applicable taxes and withholdings, and (b) the full, accelerated vesting of any and all restricted stock awards he has been issued and have not vested, effective as of the Separation Date.

Mr. Williams and the Company intend to execute a separation agreement (the “Separation Agreement,” the form of which is attached to the Transition Agreement) on the Separation Date. The Separation Agreement sets forth various terms regarding the treatment of other employee benefits that Mr. Williams is entitled to receive under the Company’s existing plans. As a material condition to the Separation Agreement, Mr. Williams is required to timely execute the Supplemental Release attached as an exhibit to the Separation Agreement, which includes a customary release of claims by him (on behalf of himself, his heirs, executors, administrators and assigns) in favor of the Company.

The foregoing description of the material terms of the Transition Agreement and the Separation Agreement is qualified in its entirety by the full text of such agreements, which are filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Transition Agreement between Gary Williams and the Company, dated as of August 23, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2024	WISA TECHNOLOGIES, INC.

	By:	/s/ Brett Moyer
		Name:	Brett Moyer
		Title:	Chief Executive Officer